Exhibit 32.2
Certification of Principal Financial Officer
pursuant to 18 U.S.C. Section 1350,
as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
In connection with the Annual Report on Form 10-K of Burford Capital Limited (the “Company”) for the year ended December 31, 2025 as filed with the US Securities and Exchange Commission on the date hereof (the “Report”), I, Jordan D. Licht, Principal Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the US Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”), that, to my knowledge:
1. the Report fully complies with the requirements of Section 13(a) or 15(d) of the US Securities Exchange Act of 1934, as amended (the “Exchange Act”); and
2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of, and for, the periods presented in the Report.

Date: February 26, 2026	By:	/s/ Jordan D. Licht
Name: Jordan D. Licht
Title: Principal Financial Officer
The foregoing certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act and shall not, except to the extent required by the Sarbanes-Oxley Act, be deemed filed by the Company for purposes of Section 18 of the Exchange Act. Such certification will not be deemed to be incorporated by reference into any filing under the US Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.